EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-07415, 333-68935, 333-79995, 333-84819, 333-86805 and
333-92815) of BNP Residential Properties, Inc. of our report dated January 8, 2002, except for Notes 3 and 11 as to which the date is February 4, 2002, with respect to the consolidated financial statements and schedule of BNP Residential Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.






                                                      /s/  ERNST & YOUNG LLP




Raleigh, North Carolina
March 25, 2002





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